UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 21, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The Halozyme Therapeutics, Inc. 2006 Stock Plan (the “2006 Plan”) was adopted by the Board of Directors (the “Board”) on March 21, 2006, and provides for the granting of restricted stock awards, restricted stock units, incentive and nonstatutory stock options, stock appreciation rights, performance units and shares, deferred compensation awards and other stock-based awards. An aggregate of 2,000,000 shares of Company Common Stock are reserved under the 2006 Plan.
     The Board will determine the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Options granted under the 2006 Plan will generally have a 10-year term and vest at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter. Options granted under the 2006 Plan will generally provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Plan.
     The 2006 Plan has not been approved by the Company’s stockholders, but the Company plans on soliciting stockholder approval for the 2006 Plan in connection with the annual meeting of stockholders to be held on May 4, 2006. The Board does not plan on making any equity awards pursuant to the 2006 Plan until after the annual meeting of stockholders. The 2006 Plan is attached to this Form 8-K as Exhibit 99.1.
Item 2.02. Results of Operations and Financial Condition.
     On March 23, 2006, Halozyme Therapeutics, Inc. issued a press release to report its financial results for the three months and twelve months ended December 31, 2005. The press release is attached as Exhibit 99.2, which is furnished under Item 2.02 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Halozyme Therapeutics, Inc. 2006 Stock Plan

99.2	Press Release dated March 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
March 24, 2006	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer